UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2018

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 8.01	Other Events.

On November 8, 2018, CPI Aerostructures, Inc. (the “Company”) issued a press release announcing that the Company’s board of directors (“Board”) unanimously elected Terry Stinson as Non-Executive Chairman of the Board and Eric Rosenfeld as Chairman Emeritus. Mr. Stinson joined the Board in 2014 and, in addition to serving as Non-Executive Chairman of the Board, remains Chairman of the Compensation Committee. Mr. Rosenfeld served as the Company’s Non-Executive Chairman since 2005 and, in addition to his new role as the Chairman Emeritus of the Board, Mr. Rosenfeld remains Chairman of the Strategic Planning Committee of the Board.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release dated November 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2018	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer